                                                                     EXHIBIT 4.2


THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO AN EXEMPTION TO SUCH ACT.

                              QUALMARK CORPORATION

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK

                            VOID AFTER MARCH 26, 2007

         THIS CERTIFIES THAT, for value received, The Roser Partnership III, SBIC, LP, a Colorado limited partnership (the "Holder") is entitled to purchase, on the terms and subject to the conditions hereof, up to such number of shares of Common Stock, no par value (the "Common Stock"), of QualMark Corporation, a Colorado corporation (the "Company"), equal to 25% of the number of shares of Common Stock into which the shares of Series C Convertible Preferred Stock of the Company ("Series C Preferred") held by Holder is convertible on the date of such conversion, at a per share purchase price of $1.265 (the "Exercise Price"), subject to adjustment as provided herein.

         The following terms shall apply to this Warrant:

         1. EXERCISE OF WARRANT.

         The terms and conditions upon which this Warrant may be exercised, and the Common Stock covered hereby (the "Warrant Shares"), may be purchased, are as follows:

                  1.1. Number of Shares. This Warrant is being delivered to Holder as additional consideration for Holder's contemporaneous acquisition of shares of Series C Preferred of the Company. The number of Warrant Shares for which this Warrant is initially exercisable is such number of shares of Common Stock equal to 25% of the number of shares of Common Stock into which the shares of Series C Preferred held by Holder is convertible on the date of such conversion pursuant to the terms of the Certificate of Designations of the Series C Preferred filed by the Company with the Secretary of State of the State of Colorado, which number of Warrant Shares is subject to adjustment pursuant to Section 2 of this Warrant.

                  1.2. Exercise. This Warrant may be exercised in whole or in part at any time or from time to time up until 5:00 p.m. Mountain Standard Time, March 26, 2007, and shall be void thereafter. The exercise of the purchase rights hereunder, in whole or in part shall be effected by (a) the surrender of this Warrant, together with a duly executed copy of the form of the subscription attached as Exhibit A hereto, to the Company at its principal offices, and (b) the delivery of the

Exercise Price by (i) cashier's or certified check or bank draft payable to the Company's order, or (ii) by wire transfer to the Company's account for the number of Warrant Shares for which the purchase rights hereunder are being exercised, or (iii) following the procedures set forth in Section 1.4(b).

                  1.3. Automatic Exercise. Notwithstanding the provisions of
Section 1.1 above, this Warrant shall automatically be deemed to be exercised in full in the manner set forth in Section 1.4 hereof, without any further action on behalf of the Holder (other than the payment of the exercise price) on the earliest of a date: (a) immediately prior to the time this Warrant would otherwise expire, or (b) ten (10) days prior to a "Sale of the Company" (as defined). A "Sale of the Company" shall mean either of the following (i) the acquisition of all or substantially all of the capital stock of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the Company) with the result that the Company's shareholders of record as constituted immediately prior to such acquisition or sale, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company's acquisition or sale or otherwise) hold less than 50% of the voting power of the surviving or acquiring entity; or (ii) a sale of all or substantially all of the assets of the Company. . In connection with the exercise of this Warrant pursuant to clause (b) of this Section 1.3, such exercise shall be conditioned upon the closing of such Sale of the Company and the Warrant shall not be deemed to have been exercised until the closing of such Sale of the Company.

                  1.4. Net Issue Election.

                           (a) Upon automatic exercise of this Warrant as
provided in Section 1.3 above or at any time or from time to time as the Holder may elect, the Holder shall be entitled to receive, without the payment by the Holder of any additional consideration, shares of Common Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice attached hereto as Exhibit B duly executed, at the principal office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

                           X=Y (A-B)
                             -------
                                A

         where:            X= the number of shares of Common Stock to be issued
to the Holder.

                           Y= the number of shares of Common Stock covered by
this Warrant in respect of which the net issue election is made.

                           A= the fair market value of one share of Common
Stock, as determined pursuant to subsection (b) below, as at the time the net issue election is made.

                           B= the Exercise Price in effect under this Warrant at
the time the net issue election is made.

                           (b) Determination of Fair Market Value. For purposes
of this Section, fair market value of one share of Common Stock as of a particular date (the "Determination Date") shall mean:

                                    (1) In the case of a Sale of the Company,
         the effective per share consideration to be received in a Sale of the Company by holders of the Common Stock, or if no such price is set forth in the agreement concerning the Sale of the Company, then as determined pursuant to subsections (b)(2) and (b)(3) below;

                                    (2) If the Company's Common Stock is listed
         or quoted on the Nasdaq National Market, the Nasdaq SmallCap Market, OTC Bulletin Board or other security exchange, the closing price of the Company's Common Stock on such exchange or the Nasdaq National Market, the Nasdaq SmallCap Market, OTC Bulletin Board on the day notice of exercise is provided to the Company under Section 1.4(b) hereof; or

                                    (3) If Sections 1.4(b)(1) or (2) do not
         apply, then as determined by the Board of Directors in good faith; provided, however, that if the Holder does not agree with such determination, then the Holder shall be entitled to request within ten days of the date of such determination that the determination of fair market value be submitted to an independent appraiser. In such event, the Holder and the Company shall each select an independent appraiser, which appraisers shall select a third independent appraiser within 30 days of the expiration of the ten-day period reference above to conduct the appraisal. The appraisal of the third appraiser shall control and be the fair market value of the Common Stock for purposes of this Warrant. The cost of the appraiser shall be borne equally by the Company and the Holder; provided, however, that if the fair market value determination of the appraiser exceeds the fair market value determination of the Board of Directors by 15% or more, the cost of the appraiser shall be borne by the Company.

                  1.5. Issuance of Shares. Upon the exercise of the purchase rights, in whole or in part, evidenced by this Warrant, a certificate or certificates for the purchased Warrant Shares shall be issued by the Company to the Holder as soon as practicable. Upon the partial exercise of this Warrant, the Company shall, as soon as practicable, deliver to the Holder a warrant in like tenor as this Warrant to purchase the number of shares in respect of which this Warrant shall not have been exercised.

         2. CERTAIN ADJUSTMENTS.

                  2.1. Common Stock Dividends. If the Company at any time prior to the expiration of this Warrant shall pay a dividend with respect to the Company's Common Stock payable in shares of Common Stock, or make any distribution with respect to the Company's Common Stock, then the purchase price per share shall be appropriately decreased, and the number of Warrant Shares shall be appropriately increased in proportion to such dividend.

                  2.2. Splits and Subdivisions. In the event the Company should at any time or from time to time fix a record date for a split or subdivision of the outstanding shares of Common Stock of the Company, or the determination of the holders of Common Stock of the Company entitled to receive a dividend or other distribution payable in additional shares of Common Stock of the Company or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of the Company's Common Stock (hereinafter referred to as the "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, and as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the per share purchase price shall be appropriately decreased, and the number of Warrant Shares shall be appropriately increased in proportion to such increase of outstanding shares.

                  2.3. Combination of Shares. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock of the Company, the per share purchase price shall be appropriately increased and the number of Warrant Shares shall be appropriately decreased in proportion to such decrease in outstanding shares.

                  2.4. Adjustments for Other Distributions. In the event the Company shall declare a distribution with respect to the Common Stock payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets, or options, or rights not referred to above, then, in each such case for the purpose of this Section 2, upon exercise of this Warrant the holder hereof shall be entitled to a proportionate share of any such distribution as though such holder was the holder of the number of shares of Common Stock of the Company into which this Warrant may be exercised as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

                  2.5. Certificate as to Adjustments. In the case of each adjustment or readjustment of the purchase price pursuant to this Section 2, the Company will promptly compute such adjustment or readjustment in accordance with the terms hereof and cause a certificate setting forth such adjustment or readjustment, and showing in detail the fact upon which such adjustment or readjustment is based to be delivered to the holder of this Warrant.

                  The Company will, upon the written request at any time of the holder of this Warrant, furnish or cause to be furnished to such holder a certificate setting forth:

                           (a) such adjustments and readjustments;

                           (b) the purchase price at the time in effect; and

                           (c) the number of Warrant Shares receivable upon the
                               exercise of the Warrant.

                  2.6. Notice of Record Date, etc. In the event of any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend), or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, the Company will mail to the holder of this Warrant at least twenty (20) days prior to the earliest date specified therein, a notice specifying:

                           (a) The date on which such record is to be taken for
the purpose of such dividend distribution or right and the amount and character of such dividend, distribution or right; or

                           (b) The date on which any such reorganization, or
reclassification is expected to become effective, and the record date for determining shareholders entitled to vote thereon.

         3. REPRESENTATIONS OF HOLDER.

                  3.1. Investment Intent. Holder hereby warrants and represents that Holder is acquiring this Warrant, and any Warrant Shares issued upon exercise of this Warrant, for Holder's own account and not with a view for their resale or distribution.

                  3.2. Exempt from Registration. Holder acknowledges that this Warrant has not been registered under the Securities Act of 1933, as amended (the "1933 Act"), on the ground that the issuance of this Warrant is exempt from registration pursuant to Section 4(2) of the 1933 Act, and that the Company's reliance on such exemption is predicated on the representations of Holder set forth herein.

                  3.3. Investment Experience. In connection with the investment representations made herein, Holder represents that it is able to fend for itself in the transactions contemplated by this Warrant, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his investment, has the ability to bear the economic risks of its investment and has been furnished with and has had access to such information as it has requested and deemed appropriate to its investment decision.

                  3.4. Restricted Securities. Holder hereby confirms that Holder has been informed that this Warrant, and the Warrant Shares issued upon exercise of this Warrant, are restricted securities under the 1933 Act and may not be resold or transferred unless this Warrant, and the Warrant Shares issued upon exercise of this Warrant, are first registered under the federal securities laws or unless an exemption from such registration is available.

                           Disposition of Shares. Holder hereby agrees that
Holder shall make no disposition of this Warrant, and the Warrant Shares issued upon exercise of this Warrant, unless and until (i) the Warrant Shares shall have been registered by the Company under the 1933 Act; or (ii) Holder shall have provided the Company with assurances that (x) the proposed disposition does not require registration of the Warrant Shares under the 1933 Act, or (y) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or of any exemption from registration available under the 1933 Act (including Rule
144) has been taken.

         4. REPRESENTATIONS. WARRANTIES AND COVENANTS.

         This Warrant is issued and delivered by the Company and accepted by Holder on the basis of the following representations, warranties and covenants made by the Company:

                  4.1. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Common Stock of the Company as will be sufficient to permit the exercise of this Warrant in full. The Company covenants further that such shares as may be issued pursuant to such exercise will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

                  4.2. The Company has all necessary authority to issue, execute and deliver this Warrant and to perform its obligations hereunder. This Warrant has been duly authorized issued, executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms.

                  4.3. The shares of Common Stock issuable upon the exercise of this Warrant have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

                  4.4. The issuance, execution and delivery of this Warrant do not, and the issuance of the shares of Common Stock upon the exercise of this Warrant in accordance with the terms hereof will not, (i) violate or contravene the Company's articles of incorporation or bylaws, or any law, statute, regulation, rule, judgment or order applicable to the Company, (ii) violate, contravene or result in a breach or default under any contract, agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound or (iii) require the consent or approval of or the filing of any notice or registration with any person or entity.

         5. FRACTIONAL SHARES.

         No fractional shares shall be issued in connection with any exercise of this Warrant. In lieu of the issuance of such fractional shares, the Company shall make a cash payment equal to the then fair market value of such fractional share as determined pursuant to Section 1.4(b) above.

         6. NO PRIVILEGE OF STOCK OWNERSHIP.

         Prior to the exercise of this Warrant, the Holder shall not be entitled, by virtue of holding this Warrant, to any rights of a stockholder of the Company, including (without limitation) the right to vote, receive dividends or other distributions, or exercise preemptive rights, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. Nothing in this Section 6, however, shall limit the right of the Holder to be provided the notices required herein, or to participate in distributions described in Section 2 hereof if the Holder ultimately exercises this Warrant.

         7. TRANSFERS OR EXCHANGES.

                  7.1. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable in whole or in part by the Holder to any person or entity reasonably acceptable to the Company. The Holder will provide written notice of such transfer to the Company, and if no written objection from the Company is received by the Holder within five business days after the date of notice, then such transfer shall be deemed accepted. The transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the holders one or more appropriate new warrants.

                  7.2. All new warrants issued in connection with transfers, exchanges or partial exercises shall be identical in form and provision to this Warrant, except as to the number of shares.

         8. SUCCESSORS AND ASSIGNS.

         The terms and provisions of this Warrant shall be binding upon the Company, the Holder, and their respective successors and assigns, subject at all times to the restrictions set forth in the Agreement and in this Warrant.

         9. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT.

         Upon receipt of notice by the Company of the loss, theft, destruction, or mutilation of this Warrant, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and, if mutilated upon surrender and cancellation of this Warrant, the Company will make and deliver a new warrant, in identical form, and dated as of such cancellation, in lieu of this Warrant.

         10. SATURDAYS, SUNDAYS, HOLIDAYS, ETC.

         If the last or appointed day for the taking of any action, or the expiration of any right required or granted herein shall be a Saturday, or Sunday, or shall be a legal holiday, then such action may be taken or such right may be exercised, except as to the purchase price, on the next succeeding day not a legal holiday.

         11. AMENDMENTS AND WAIVERS.

         Any term of this Warrant may be amended, and the observance of any term of this Warrant may be waived (either generally or in a particular instance, and either retroactively or prospectively), with the written consent of the Company and the Holder, such consent not to be unreasonably withheld. Any such amendment or waiver shall be binding on the Holder.

         12. GOVERNING LAW.

         This Warrant shall be governed by and construed in accordance with the laws of the State of Colorado.

         13. NOTICES.

         Any notice, demand or delivery pursuant to the provisions hereof shall be sufficiently delivered or made if sent by first class mail, postage prepaid, addressed to any holder of a Warrant at its last known address appearing on the books of the Company, or, except as herein otherwise expressly provided, to the Company at its principal executive office at 1329 West 121st Street, Denver, Colorado 80234, or such other address as shall have been furnished to the party giving or making such notice, demand or delivery.

DATED: March 27, 2002


                                       QUALMARK CORPORATION



                                       By:
                                          --------------------------------------
                                          Charles Johnston
                                          President and Chief Executive Officer

                                    EXHIBIT A

                                  SUBSCRIPTION

                                          , 20
                                 ---------    --

Mr. Charles Johnston
President and Chief Executive Officer
QualMark Corporation
1329 West 121st Street
Denver, Colorado 80234

Dear Mr. Johnston:

         The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant dated March __, 2002, ___________ (partial exercise permitted) shares of the Common Stock of QualMark Corporation, a Colorado corporation.

Dated:
      ------------------------------

THE ROSER PARTNERSHIP III, SBIC, LP

By: Roser Ventures, LLC
Its: General Partner


By:
   -----------------------------------
Christopher W. Roser,
Member

                                    EXHIBIT B



                               NET ISSUE ELECTION

QualMark Corporation
1329 West 121st Street
Denver, Colorado 80234

Ladies and Gentlemen:

The undersigned hereby elects under Section 1.4 of the Warrant dated March __, 2002 (the "Warrant"), to exercise its right to receive ____________ shares of Common Stock of QualMark Corporation, a Colorado corporation, pursuant to the Warrant. The certificate(s) for such shares issuable upon such net issue election shall be issued is the name of the undersigned or as otherwise indicated below:

Name for Registration:
                      ----------------------------------------

Mailing Address:
                      ----------------------------------------

                      ----------------------------------------

                      ----------------------------------------

Dated:
      ------------------------------

THE ROSER PARTNERSHIP III, SBIC, LP

By: Roser Ventures, LLC
Its: General Partner


By:
   --------------------------------------
Christopher W. Roser,
Member